Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Fourth Quarter 2025 Results

For Release January 28, 2026

•	The Company reported another sequential quarter of higher net income and improved asset quality, reinforcing a positive trajectory for 2026.

•	Total assets ended the year at $19.4 billion, slightly higher than September 30, 2025, and up $643.2 million, or 3%, compared to December 31, 2024 - setting a new Company milestone.

•	Tangible book value per common share reached a new record-high of $37.51 and increased 10% compared to $34.15 in the fourth quarter of 2024 and increased 3% compared to $36.31 in the third quarter of 2025.

•	Asset quality improved meaningfully, as criticized loans receivable of $508.2 million decreased by 13% compared to September 30, 2025, and decreased by 27% compared to December 31, 2024.

•	Total loan delinquencies of $206.8 million decreased by 38% compared to September 30, 2025, and decreased by 36% compared to December 31, 2024.

•	Capital ratios have reached exceptionally high levels, underscoring the Company’s financial strength and stability.

•	Liquidity remained strong, with $5.3 billion in unused borrowing capacity through the Federal Home Loan Bank and Federal Reserve Discount Window, representing 27% of total assets, and up from $4.3 billion as of December 31, 2024.

•	Full year 2025 net income of $218.8 million, decreased $101.6 million, or 32% compared to 2024.

•	Full year 2025 diluted earnings per common share of $3.78 decreased 40% compared to 2024.

•	Fourth quarter 2025 net income of $67.8 million, decreased $27.8 million compared to fourth quarter of 2024 and increased $13.1 million compared to the third quarter 2025.

•	Fourth quarter 2025 diluted earnings per common share of $1.28 decreased 31% compared to the fourth quarter of 2024 and increased 32% compared to the third quarter of 2025.

•	Gain on sale of multi-family loans reached its highest level in Company history during the quarter, underscoring accelerating momentum throughout 2025.

•	Loans receivable of $11.0 billion, net of allowance for credit losses on loans, increased $436.2 million, or 4%, compared to September 30, 2025, and increased $597.4 million, or 6%, compared to December 31, 2024.

•	Deposits grew 9% in 2025, reaching $13.0 billion and outpacing the 6% growth in loans receivable. Core deposits of $11.3 billion increased $1.9 billion, up 20% during the year, while brokered deposits declined $776.8 million, or 31%, to $1.8 billion. Core deposits now represent 87% of total deposits.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank, today reported fourth quarter 2025 net income of $67.8 million, or diluted earnings per common share of $1.28. This compared to $95.7 million, or diluted earnings per common share of $1.85 in the fourth quarter of 2024, and compared to $54.7 million, or diluted earnings per common share of $0.97 in the third quarter of 2025.

"This quarter reflects a decisive shift for Merchants. Asset quality improved meaningfully, with criticized loans down 13% and nonperforming loans reduced by nearly one-third during the quarter. We also achieved a record tangible book value of $37.51 per share and the strongest quarterly gain on sale of multi-family loans in our history. While total assets increased to $19.4 billion—the highest level reported in company history—the real story is the progress we’ve made in strengthening credit quality and positioning the company for growth in 2026," said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, "Our team’s disciplined execution and commitment to excellence have driven meaningful progress. The improvement in credit quality, combined with strong liquidity and operational performance, reinforces our confidence in the year ahead. We remain focused on harnessing this momentum to deliver strategic, sustainable growth and long-term value for our shareholders and communities."

Net income of $67.8 million for the fourth quarter of 2025 increased by $13.1 million, or 24%, compared to the third quarter of 2025. The improvement was primarily driven by an $11.5 million, or 12%, increase in net interest income after provision for credit losses, reflecting increased net interest income and lower provision expenses associated with asset quality improvements. Results also reflected a $4.2 million, or 10%, increase in noninterest income reflecting higher positive fair value adjustments for derivatives, and a $3.8 million decrease in provision for income taxes, which benefited primarily from the utilization of tax credits. These increases to net income were partially offset by a $6.4 million, or 8%, increase in noninterest expense.

Net income of $67.8 million for the fourth quarter of 2025 decreased by $27.8 million, or 29%, compared to the fourth quarter of 2024. The decline was primarily driven by a $21.6 million, or 16%, decrease in net interest income after provision for credit losses, reflecting higher provision expenses. Results also reflected a $20.4 million, or 32%, increase in noninterest expense, largely attributable to increased costs associated with credit risk transfer premiums, higher salaries and employee benefits, as well as collateral preservation expenses. Also contributing to the decline was an $11.9 million, or 20%, decrease in noninterest income, reflecting lower fair value adjustments for servicing rights included in loan servicing fees. These decreases to net income were partially offset by a $26.2 million, or 81%, decrease in the provision for income taxes, which reflected lower net income and the utilization of tax credits.

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Total Assets

Total assets of $19.4 billion at December 31, 2025 increased by $94.3 million compared to September 30, 2025, and $643.2 million, or 3%, compared to December 31, 2024. The increase compared to December 31, 2024 was primarily due to higher balances in the multi-family and warehouse portfolios, including those held for sale, in process of securitization, or held for investment. These were partially offset by lower balances in the residential loan portfolio.

Asset Quality

The allowance for credit losses on loans of $83.3 million, as of December 31, 2025, decreased by $10.0 million, or 11%, compared to September 30, 2025, and decreased by $1.1 million, or 1%, compared to December 31, 2024. The decreases for both periods were driven by charge-offs on loans with specific reserves, partially offset by provision for credit losses.

The Company recorded charge-offs for 12 relationships, primarily in the multi-family loan portfolio, totaling $38.0 million, and $76,000 in recoveries during the fourth quarter of 2025. Approximately 75% of the charge-offs were associated with three relationships. This compares to $4.2 million in charge-offs and $113,000 in recoveries during the fourth quarter of 2024 and $29.5 million in charge-offs and $23,000 in recoveries in the third quarter of 2025.

The charge-offs and increases to provision for credit losses for the third and fourth quarters were largely associated with declines on certain multi-family property values after receiving new appraisals and the ongoing investigation of borrowers involved in mortgage fraud or suspected fraud, as well as loan growth. The increases were also attributable to certain types of subordinated loans that the Company no longer offers to borrowers. These underperforming loans have been largely identified and evaluated for potential losses that have either been included in the allowance for credit losses on loans as specific reserves or charged-off.

Overall, criticized loans receivable of $508.2 million declined by $74.0 million, or 13%, compared to September 30, 2025, and declined by $189.1 million, or 27% compared to December 31, 2024. This decline reinforces the view that the frequency of migration to criticized status would subside, driven by favorable market conditions and the Company’s efforts with proactive portfolio management.

As of December 31, 2025, all substandard loans have been evaluated for impairment, and these loans have specific reserves of $16.0 million. The Company believes that the remaining loan portfolio remains well collateralized.

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Non-performing loans decreased 34% during the quarter, primarily attributable to progress with one multi-family relationship that was moved to other real estate owned, and several charge-offs. As of December 31, 2025, non-performing loans were $197.8 million, or 1.79% of loans receivable, compared to $298.3 million, or 2.81%, as of September 30, 2025, and $279.7 million, or 2.68%, as of December 31, 2024.

Total delinquent loans also declined 38%, from $336.2 million as of September 30, 2025, to $206.8 million as of December 31, 2025.

The Company has been making additional efforts to reduce its credit risk through loan sale and securitization activities since 2019. Since 2023, the Company has strategically executed credit protection arrangements through credit default swaps and a credit-linked note to reduce risk of losses, with coverage ranging from 13-15% of the unpaid principal balances for each arrangement. Despite having credit protection on these loans, the Company is required to carry an allowance for credit losses on loans held for investment. As of December 31, 2025, the credit- linked note was repaid in full and the remaining balance of loans protected by credit default swaps was $2.8 billion.

Total Deposits

Total deposits of $13.0 billion at December 31, 2025 decreased by $893.5 million, or 6%, compared to September 30, 2025, and increased by $1.1 billion, or 9%, compared to December 31, 2024. The decrease compared to September 30, 2025 primarily reflects the expected seasonal fluctuations in core deposits.

Core deposits of $11.3 billion at December 31, 2025 decreased by $1.5 billion, or 12%, from September 30, 2025 and increased by $1.9 billion, or 20%, from December 31, 2024. Core deposits represented 87% of total deposits at December 31, 2025, 92% of total deposits at September 30, 2025, and 79% of total deposits at December 31, 2024.

Total brokered deposits of $1.8 billion at December 31, 2025 increased $613.3 million, or 54%, from September 30, 2025 and decreased $776.8 million, or 31%, from December 31, 2024. As of December 31, 2025, brokered certificates of deposit had a weighted average remaining duration of 59 days.

Preferred Stock Redemption

When the Company redeemed its Series B preferred stock on January 2, 2025, it was anticipated that there would be $1.2 million in excise tax that would be due in 2026. However, the Internal Revenue Service finalized rules in November 2025, which exempted this transaction from excise tax. Accordingly, $1.2 million was reversed during the fourth quarter of 2025.

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Liquidity

The Company maintains exceptional liquidity, supported by substantial borrowing capacity available, including unused lines of credit totaling $5.3 billion as of December 31, 2025, compared to $5.9 billion at September 30, 2025 and $4.3 billion at December 31, 2024.

The Company’s most liquid assets are in cash, short-term investments, including interest-earning demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable. Taken together with its unused borrowing capacity of $5.3 billion described above, these totaled $11.6 billion, or 60%, of its $19.4 billion total assets as of December 31, 2025.

This liquidity enhances the Company’s ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell or securitize a significant portion of its loans, which provides flexibility in managing its liquidity.

Comparison of Operating Results for the Three Months Ended

December 31, 2025 and 2024

Net Interest Income of $138.1 million increased $3.5 million, or 3%, compared to $134.6 million, reflecting lower interest expense on certificates of deposit, partially offset by lower interest income on loans.

•	Net interest margin of 2.89% decreased 10 basis points compared to 2.99%.

•	Interest rate spread of 2.44% decreased two basis points compared to 2.46%.

•	While the spread between asset yields and funding costs remained relatively stable, the overall margin declined due primarily to lower asset yields and changes in balance sheet mix, including loan growth supported by the Company’s strong capital and liquidity position rather than additional interest-bearing funding. The margin was also negatively impacted by the remaining unamortized debt discount associated with the credit-linked notes that were fully repaid during the current quarter.

Interest Income of $307.5 million decreased 4%, compared to $321.3 million. The decrease primarily reflected lower average yields on higher average balances on loans and loans held for sale, as well as lower average yields on securities held to maturity.

•	Average yields on loans and loans held for sale of 6.66% decreased 77 basis points compared to 7.43%.

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•	Average balances of $15.4 billion for loans and loans held for sale increased by $1.1 billion, or 8%, compared to $14.3 billion.

•	Average yields on securities held to maturity of 5.65% decreased 82 basis points compared to 6.47%.

Interest Expense of $169.4 million decreased $17.3 million, or 9%, compared to $186.7 million. The decrease reflected lower average balances at lower average rates on certificates of deposit, which were partially offset by higher average balances at lower average rates on interest-bearing checking accounts as well as money market/savings deposits.

•	Average balances of $1.8 billion for certificates of deposit decreased by $2.3 billion, or 56%, compared to $4.1 billion.

•	Average interest rates of 4.13% for certificates of deposit decreased by 89 basis points compared to 5.02%.

•	Average balances on interest-bearing checking accounts of $7.6 billion increased by $2.0 billion, or 37%, compared to $5.6 billion.

•	Average balances on money market/savings accounts of $3.9 billion increased by $0.8 billion, or 25%, compared to $3.1 billion.

Noninterest Income of $47.2 million decreased $11.9 million, or 20%, compared to $59.1 million. The $11.9 million decrease reflected a $10.7 million, or 72%, decrease in loan servicing fees and a $3.6 million, or 39%, decrease in syndication and asset management fees, partially offset by an increase in other noninterest income of $1.3 million, or 16%.

•	Loan servicing fees included a $179,000 negative fair market value adjustment to servicing rights, with a $275,000 negative adjustment in the Banking segment and a $96,000 positive adjustment in the Multi-family Mortgage Banking segment. This is compared to a $10.4 million positive fair market value adjustment to servicing rights in the prior period with a $2.5 million positive adjustment in the Banking segment and a $7.9 million positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates that are influenced by projected future interest rates on escrow deposits.

•	Other income included a $4.2 million positive fair market value adjustment to floor derivatives compared to a $2.6 million positive fair market value adjustment in the prior period. The current quarter also reflected an impairment of $4.1 million for an investment in a joint venture.

Noninterest Expense of $83.6 million increased $20.4 million, or 32%, compared to $63.2 million, primarily due to a $6.3 million increase in credit risk transfer premium expense associated with credit default swaps, a $4.8 million, or 13%, increase in salaries and employee benefits to support business growth, as well as $3.8 million in collateral preservation expenses associated with taxes, insurance, property expenses, and legal fees related to nonperforming assets.

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Comparison of Operating Results for the Three Months Ended

December 31, 2025 and September 30, 2025

Net Interest Income of $138.1 million increased $10.0 million, or 8%, compared to $128.1 million, reflecting higher interest income and lower interest expense on deposits, partially offset by higher interest expense on borrowings.

•	Net interest margin of 2.89% increased 7 basis points compared to 2.82%. The improvement primarily reflected a more rapid decline in funding costs relative to asset yields and fewer reversals of interest income on nonaccrual loans. This improvement was partially offset by the impact of the unamortized debt discount associated with the credit-linked notes that were fully repaid during the current quarter.

•	Interest rate spread of 2.44% increased 11 basis points compared to 2.33%.

Interest Income of $307.5 million increased $5.7 million, or 2%, compared to $301.8 million, primarily reflecting higher average balances at lower average yields on loans and loans held for sale, as well as mortgage loans in process of securitization.

•	Average balances of $15.4 billion for loans and loans held for sale increased $714.2 million, or 5% compared to $14.7 billion.

•	Average yields on loans and loans held for sale of 6.66% decreased 22 basis points compared to 6.88%.

•	Average balances of $506.7 million for mortgage loans in process of securitization increased $111.3 million, or 28%, compared to $395.4 million.

•	Average yields on mortgage loans in process of securitization of 5.26% declined 7 basis points compared to 5.33%

Interest Expense of $169.4 million decreased $4.3 million, or 2% compared to $173.7 million. The decrease was primarily driven by lower average rates on deposit accounts and lower average balances on certificates of deposit, partially offset by higher average balances at lower rates on borrowings.

•	Average interest rates on interest-bearing deposit accounts of 3.76% decreased by 35 basis points compared to 4.11%.

•	Average balances of $1.8 billion for certificates of deposit decreased $420.3 million, or 19%, compared to $2.2 billion.

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•	Average balances of $3.5 billion for borrowings increased $1.0 billion, or 42%, compared to $2.5 billion.

•	Average interest rates on borrowings of 4.88% decreased by 56 basis points compared to 5.44%.

Noninterest Income of $47.2 million increased $4.2 million, or 10%, compared to $43.0 million. The increase was primarily due to a $6.0 million, or 160%, increase in other income, and a $1.1 million, or 4%, increase in gain on sale of loans, partially offset by a $3.8 million, or 47%, decrease in loan servicing fees.

•	Other income included a $4.2 million positive fair market value adjustment to floor derivatives compared to a $770,000 negative fair market value adjustment to derivatives in the prior period. The current quarter also reflected an impairment of $4.1 million for an investment in a joint venture.

•	Gain on sale of loans increased $1.1 million, or 4%, reflecting continued strength of secondary market sales in the multi-family loan portfolio, including Freddie Mac-sponsored Q-Series securitization transactions.

•	Loan servicing fees included a $179,000 negative fair market value adjustment to servicing rights, with a $275,000 negative adjustment in the Banking segment and a $96,000 positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $2.1 million positive fair market value adjustment to servicing rights in the prior period, with a $394,000 negative adjustment in the Banking segment and a $2.5 million positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates that are influenced by projected future interest rates on escrow deposits.

Noninterest Expense of $83.6 million increased $6.4 million, or 8%, primarily reflecting a $4.8 million, or 48%, increase in other expenses and a $4.0 million, or 95%, increase in credit risk transfer premium expense associated with credit default swaps.

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About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing (through this segment it also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $19.4 billion in assets and $13.0 billion in deposits as of December 31, 2025, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Investment Partners, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@bankmerchants.com

INVESTOR CONTACT: TAMI DURLE

Merchants Bancorp

Phone: (317) 324-4556

Email: tdurle@bankmerchants.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Assets
Cash and due from banks	$15,844	$11,566	$15,419	$15,609	$10,989
Interest-earning demand accounts	196,358	586,470	631,746	505,687	465,621
Cash and cash equivalents	212,202	598,036	647,165	521,296	476,610
Securities purchased under agreements to resell	1,520	1,529	1,539	1,550	1,559
Mortgage loans in process of securitization	620,094	414,786	402,427	389,797	428,206
Securities available for sale (includes $571,314, $591,379, $602,962, $626,271 and $635,946 at fair value)	865,058	885,070	936,343	961,183	980,050
Securities held to maturity (fair value of $1,543,554, $1,670,306, $1,547,525, $1,605,151 and $1,664,674)	1,543,659	1,670,555	1,548,211	1,606,286	1,664,686
Federal Home Loan Bank (FHLB) stock and other equity securities	227,589	217,850	217,850	217,850	217,804
Loans held for sale (includes $76,980, $112,832, $91,930, $75,920 and $78,170 at fair value)	3,873,012	4,129,329	4,105,765	3,983,452	3,771,510
Loans receivable (includes $47,318, $0, $0, $0 and $0 at fair value), net of allowance for credit losses on loans of $83,301, $93,330, $91,811, $83,413 and $84,386	10,951,381	10,515,221	10,432,117	10,343,724	10,354,002
Premises and equipment, net	73,929	75,148	71,050	67,787	58,617
Servicing rights	217,296	213,156	193,037	189,711	189,935
Interest receivable	81,807	82,445	82,391	82,811	83,409
Goodwill	8,014	8,014	8,014	8,014	8,014
Other real estate owned	60,145	4,347	7,049	7,049	8,209
Other assets and receivables	713,237	539,161	488,246	417,290	563,121
Total assets	$19,448,943	$19,354,647	$19,141,204	$18,797,800	$18,805,732
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$604,081	$399,814	$315,523	$313,296	$239,005
Interest-bearing	12,437,111	13,534,891	12,371,312	12,092,869	11,680,971
Total deposits	13,041,192	13,934,705	12,686,835	12,406,165	11,919,976
Borrowings	3,842,592	2,902,631	4,009,474	4,001,744	4,386,122
Deferred and current tax liabilities, net	33,900	28,973	29,228	35,740	25,289
Other liabilities	250,500	262,904	231,035	193,416	231,035
Total liabilities	17,168,184	17,129,213	16,956,572	16,637,065	16,562,422
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares Issued and outstanding - 45,893,172 shares, 45,889,238 shares, 45,885,458 shares, 45,881,706 shares and 45,767,166 shares	243,310	242,371	241,452	240,512	240,313
Preferred stock, without par value - 5,000,000 total shares authorized
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - no shares at December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, and 125,000 shares at December 31, 2024
Issued and outstanding - no shares at December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, and 125,000 shares at December 31, 2024 (equivalent to 5,000,000 depositary shares)	—	—	—	—	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,459	137,459	137,459
7.625% Series E Preferred stock - $1,000 per share liquidation preference
Authorized - 230,000 shares
Issued and outstanding - 230,000 shares (equivalent to 9,200,000 depositary shares)	222,748	222,748	222,748	222,748	222,748
Retained earnings	1,486,191	1,431,983	1,392,136	1,369,009	1,330,995
Accumulated other comprehensive loss	(33)	(211)	(247)	(77)	(133)
Total shareholders' equity	2,280,759	2,225,434	2,184,632	2,160,735	2,243,310
Total liabilities and shareholders' equity	$19,448,943	$19,354,647	$19,141,204	$18,797,800	$18,805,732

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	December 31,	September 30,	December 31,	4Q25	4Q25
	2025	2025	2024	vs. 3Q25	vs. 4Q24
Interest Income
Loans	$258,090	$254,101	$266,719	2%	-3%
Mortgage loans in process of securitization	6,719	5,308	5,662	27%	19%
Investment securities:
Available for sale	11,178	11,880	13,453	-6%	-17%
Held to maturity	23,182	22,427	27,673	3%	-16%
FHLB stock and other equity securities (dividends)	4,723	4,265	4,123	11%	15%
Other	3,577	3,798	3,716	-6%	-4%
Total interest income	307,469	301,779	321,346	2%	-4%
Interest Expense
Deposits	126,288	139,744	144,009	-10%	-12%
Short-term borrowings	34,283	25,926	34,263	32%	—
Long-term borrowings	8,812	8,051	8,450	9%	4%
Total interest expense	169,383	173,721	186,722	-2%	-9%
Net Interest Income	138,086	128,058	134,624	8%	3%
Provision for credit losses	27,761	29,239	2,689	-5%	932%
Net Interest Income After Provision for Credit Losses	110,325	98,819	131,935	12%	-16%
Noninterest Income
Gain on sale of loans	25,730	24,671	25,020	4%	3%
Loan servicing fees, net	4,235	7,986	14,953	-47%	-72%
Mortgage warehouse fees	1,801	1,736	1,413	4%	27%
Syndication and asset management fees	5,680	4,864	9,323	17%	-39%
Other income	9,755	3,757	8,436	160%	16%
Total noninterest income	47,201	43,014	59,145	10%	-20%
Noninterest Expense
Salaries and employee benefits	42,375	44,152	37,536	-4%	13%
Loan expense	1,004	1,263	704	-21%	43%
Occupancy and equipment	3,382	2,453	2,284	38%	48%
Professional fees	3,436	3,371	5,135	2%	-33%
Deposit insurance expense	8,040	9,376	6,473	-14%	24%
Technology expense	2,611	2,608	2,038	—	28%
Credit risk transfer premium expense	8,198	4,194	1,947	95%	321%
Other expense	14,596	9,833	7,085	48%	106%
Total noninterest expense	83,642	77,250	63,202	8%	32%
Income Before Income Taxes	73,884	64,583	127,878	14%	-42%
Provision for income taxes	6,035	9,882	32,212	-39%	-81%
Net Income	$67,849	$54,701	$95,666	24%	-29%
Dividends on preferred stock	(10,266)	(10,265)	(10,728)	—	-4%
Impact of preferred stock redemption	1,215	—	—	100%	100%
Net Income Available to Common Shareholders	$58,798	$44,436	$84,938	32%	-31%
Basic Earnings Per Share	$1.28	$0.97	$1.86	32%	-31%
Diluted Earnings Per Share	$1.28	$0.97	$1.85	32%	-31%
Weighted-Average Shares Outstanding
Basic	45,891,077	45,887,143	45,765,458
Diluted	45,976,153	45,950,216	45,924,176

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Year Ended
	December 31,	December 31,
	2025	2024	Change
Interest Income
Loans	$1,007,112	$1,113,397	-10%
Mortgage loans in process of securitization	21,074	14,488	45%
Investment securities:
Available for sale	47,511	57,480	-17%
Held to maturity	93,133	90,075	3%
FHLB stock and other equity securities (dividends)	18,001	9,372	92%
Other	14,020	17,908	-22%
Total interest income	1,200,851	1,302,720	-8%
Interest Expense
Deposits	521,348	660,357	-21%
Short-term borrowings	130,554	84,698	54%
Long-term borrowings	31,890	35,045	-9%
Total interest expense	683,792	780,100	-12%
Net Interest Income	517,059	522,620	-1%
Provision for credit losses	117,754	24,278	385%
Net Interest Income After Provision for Credit Losses	399,305	498,342	-20%
Noninterest Income
Gain on sale of loans	85,362	62,275	37%
Loan servicing fees, net	22,369	43,673	-49%
Mortgage warehouse fees	7,089	5,539	28%
Loss on sale of investments available for sale (1)	—	(108)	100%
Syndication and asset management fees	23,640	19,693	20%
Other income	25,928	17,040	52%
Total noninterest income	164,388	148,112	11%
Noninterest Expense
Salaries and employee benefits	166,512	130,723	27%
Loan expense	4,207	3,767	12%
Occupancy and equipment	10,680	8,991	19%
Professional fees	12,860	16,229	-21%
Deposit insurance expense	31,796	26,158	22%
Technology expense	10,039	7,819	28%
Credit risk transfer premium expense	21,021	6,320	233%
Other expense	42,778	23,805	80%
Total noninterest expense	299,893	223,812	34%
Income Before Income Taxes	263,800	422,642	-38%
Provision for income taxes (2)	45,030	102,256	-56%
Net Income	$218,770	$320,386	-32%
Dividends on preferred stock	(41,062)	(34,909)	18%
Impact of preferred stock redemption	(4,156)	(1,823)	128%
Net Income Available to Common Shareholders	$173,552	$283,654	-39%
Basic Earnings Per Share	$3.78	$6.32	-40%
Diluted Earnings Per Share	$3.78	$6.30	-40%
Weighted-Average Shares Outstanding
Basic	45,871,698	44,855,100
Diluted	45,942,730	45,004,786

(1) Includes $0 and $(108) respectively, related to accumulated other comprehensive earnings reclassifications.

(2) Includes $0 and $26 respectively, related to income tax benefit for reclassification items.

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	December 31,	September 30,	December 31,	4Q25		4Q25
	2025	2025	2024	vs. 3Q25		vs. 4Q24
Noninterest expense	$83,642	$77,250	$63,202	8%		32%

Net interest income (before provision for credit losses)	138,086	128,058	134,624	8%		3%
Noninterest income	47,201	43,014	59,145	10%		-20%
Total income	$185,287	$171,072	$193,769	8%		-4%

Efficiency ratio	45.14%	45.16%	32.62%	(2	)bps	1,252	bps

Average assets	$19,815,940	$18,813,165	$18,512,380	5%		7%
Net income	67,849	54,701	95,666	24%		-29%
Return on average assets before annualizing	0.34%	0.29%	0.52%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.37%	1.16%	2.07%	21	bps	(70	)bps

Return on average tangible common shareholders' equity (1)	13.76%	10.69%	22.10%	307	bps	(834	)bps

Tangible book value per common share (1)	$37.51	$36.31	$34.15	3%		10%

Tangible common shareholders' equity/tangible assets (1)	8.85%	8.61%	8.32%	24	bps	53	bps

Consolidated ratios
Total capital/risk-weighted assets(2)	13.6%	13.6%	13.9%
Tier I capital/risk-weighted assets(2)	13.1%	13.0%	13.3%
Common Equity Tier I capital/risk-weighted assets(2)	9.9%	9.8%	9.3%
Tier I capital/average assets(2)	11.5%	11.8%	12.1%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; December 31, 2025 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock dividends.  Tangible common shareholders' equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total equity.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common shareholders' equity by the number of shares outstanding.

	Three Months Ended			Change
	December 31,	September 30,	December 31,	4Q25		4Q25
	2025	2025	2024	vs. 3Q25		vs. 4Q24
Average shareholders' equity	$2,268,832	$2,221,677	$2,084,627	2%		9%
Less: average goodwill & intangibles	(8,054)	(8,059)	(8,076)	—		—
Less: average preferred stock	(551,291)	(551,291)	(538,970)	—		2%
Average tangible common shareholders' equity	$1,709,487	$1,662,327	$1,537,581	3%		11%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	13.76%	10.69%	22.10%	307	bps	(834	)bps

Total equity	$2,280,759	$2,225,434	$2,243,310	2%		2%
Less: goodwill and intangibles	(8,051)	(8,056)	(8,073)	—		—
Less: preferred stock	(551,291)	(551,291)	(672,135)	—		-18%
Tangible common shareholders' equity	$1,721,417	$1,666,087	$1,563,102	3%		10%

Assets	$19,448,943	$19,354,647	$18,805,732	—		3%
Less: goodwill and intangibles	(8,051)	(8,056)	(8,073)	—		—
Tangible assets	$19,440,892	$19,346,591	$18,797,659	—		3%

Ending common shares	45,893,172	45,889,238	45,767,166

Tangible book value per common share	$37.51	$36.31	$34.15	3%		10%
Tangible common shareholders' equity/tangible assets	8.85%	8.61%	8.32%	24	bps	53	bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Year Ended
	December 31,	December 31,
	2025	2024	Change
Noninterest expense	$299,893	$223,812	34%

Net interest income (before provision for credit losses)	517,059	522,620	-1%
Noninterest income	164,388	148,112	11%
Total income	$681,447	$670,732	2%

Efficiency ratio	44.01%	33.37%	1,064	bps

Average assets	$18,866,798	$17,860,787	6%
Net income	218,770	320,386	-32%
Return on average assets before annualizing	1.16%	1.79%
Annualization factor	1.00	1.00
Return on average assets	1.16%	1.79%	(63	)bps

Return on average tangible common shareholders' equity (1)	10.49%	20.16%	(967	)bps

Tangible book value per common share (1)	$37.51	$34.15	10%

Tangible common shareholders' equity/tangible assets (1)	8.85%	8.32%	53	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock dividends.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Year Ended
	December 31,	December 31,
	2025	2024	Change
Average shareholders' equity	$2,213,449	$1,900,130	16%
Less: average goodwill & intangibles	(8,062)	(8,697)	-7%
Less: average preferred stock	(551,622)	(484,391)	14%
Average tangible common shareholders' equity	$1,653,765	$1,407,042	18%

Annualization factor	1.00	1.00
Return on average tangible common shareholders' equity	10.49%	20.16%	(967	)bps

Total equity	$2,280,759	$2,243,310	2%
Less: goodwill and intangibles	(8,051)	(8,073)	—
Less: preferred stock	(551,291)	(672,135)	-18%
Tangible common shareholders' equity	$1,721,417	$1,563,102	10%

Assets	$19,448,943	$18,805,732	3%
Less: goodwill and intangibles	(8,051)	(8,073)	—
Tangible assets	$19,440,892	$18,797,659	3%

Ending common shares	45,893,172	45,767,166

Tangible book value per common share	$37.51	$34.15	10%
Tangible common shareholders' equity/tangible assets	8.85%	8.32%	53	bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-earning deposits, and other interest or dividends	$556,453	$8,300	5.92%	$556,894	$8,063	5.74%	$499,308	$7,839	6.25%
Securities available for sale	870,949	11,178	5.09%	923,603	11,880	5.10%	986,063	13,453	5.43%
Securities held to maturity	1,627,341	23,182	5.65%	1,510,857	22,427	5.89%	1,701,595	27,673	6.47%
Mortgage loans in process of securitization	506,704	6,719	5.26%	395,388	5,308	5.33%	414,883	5,662	5.43%
Loans and loans held for sale	15,368,719	258,090	6.66%	14,654,535	254,101	6.88%	14,285,852	266,719	7.43%
Total interest-earning assets	18,930,166	307,469	6.44%	18,041,277	301,779	6.64%	17,887,701	321,346	7.15%
Allowance for credit losses on loans	(99,349)			(105,347)			(85,772)
Noninterest-earning assets	985,123			877,235			710,451
Total assets	$19,815,940			$18,813,165			$18,512,380

Liabilities & Shareholders' Equity:

Interest-bearing checking	$7,625,489	71,599	3.73%	$7,451,868	75,415	4.02%	$5,579,688	58,781	4.19%
Money market /savings deposits	3,870,411	35,743	3.66%	3,806,731	38,547	4.02%	3,106,871	33,303	4.26%
Certificates of deposit	1,818,058	18,946	4.13%	2,238,401	25,782	4.57%	4,115,462	51,925	5.02%
Total interest-bearing deposits	13,313,958	126,288	3.76%	13,497,000	139,744	4.11%	12,802,021	144,009	4.48%

Borrowings	3,505,903	43,095	4.88%	2,476,365	33,977	5.44%	3,047,586	42,713	5.58%
Total interest-bearing liabilities	16,819,861	169,383	4.00%	15,973,365	173,721	4.31%	15,849,607	186,722	4.69%

Noninterest-bearing deposits	492,650			392,569			352,374
Noninterest-bearing liabilities	234,597			225,554			225,772
Total liabilities	17,547,108			16,591,488			16,427,753

Shareholders' equity	2,268,832			2,221,677			2,084,627

Total liabilities and shareholders' equity	$19,815,940			$18,813,165			$18,512,380

Net interest income		$138,086			$128,058			$134,624

Net interest spread			2.44%			2.33%			2.46%

Net interest-earning assets	$2,110,305			$2,067,912			$2,038,094

Net interest margin			2.89%			2.82%			2.99%

Average interest-earning assets to average interest-bearing liabilities			112.55%			112.95%			112.86%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Segment
Multi-family Mortgage Banking	$15,397	$12,076	$22,183	$40,155	$55,897
Mortgage Warehousing	34,996	23,564	24,402	96,944	82,802
Banking	30,773	29,551	56,287	122,005	210,073
Other	(13,317)	(10,490)	(7,206)	(40,334)	(28,386)
Total	$67,849	$54,701	$95,666	$218,770	$320,386

	Total Assets
	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	%	Amount	%	Amount	%
Segment
Multi-family Mortgage Banking	$526,423	3%	$513,039	2%	$479,099	2%
Mortgage Warehousing	7,251,653	37%	6,993,817	36%	6,000,624	32%
Banking	11,307,401	58%	11,522,375	60%	11,761,202	63%
Other	363,466	2%	325,416	2%	564,807	3%
Total	$19,448,943	100%	$19,354,647	100%	$18,805,732	100%

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Loan Type
Multi-family	$24,823	$22,458	$24,026	$77,221	$56,834
Single-family	(328)	775	413	3,081	1,907
Small Business Association (SBA)	1,235	1,438	581	5,060	3,534
Total	$25,730	$24,671	$25,020	$85,362	$62,275

	Servicing Rights			Servicing Rights
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Balance, beginning of period	$213,156	$193,037	$177,327	$189,935	$158,457
Additions
Purchased servicing	1,554	12,858	—	14,482	—
Originated servicing	7,484	7,588	5,373	23,654	18,670
Subtractions
Paydowns	(4,719)	(2,450)	(3,172)	(12,223)	(9,901)
Changes in fair value	(179)	2,123	10,407	1,448	22,709
Balance, end of period	$217,296	$213,156	$189,935	$217,296	$189,935

Supplemental Results

(Unaudited)

($ in thousands)

	Loans Receivable and Loans Held for Sale
	December 31,	September 30,	December 31,
	2025	2025	2024
Mortgage warehouse repurchase agreements (4)	$1,600,285	$1,645,884	$1,446,068
Residential real estate (1)	1,018,780	1,008,979	1,322,853
Multi-family financing	5,332,680	4,877,477	4,624,299
Healthcare financing	1,385,359	1,476,046	1,484,483
Commercial and commercial real estate (2)(3)(4)	1,603,551	1,514,445	1,476,211
Agricultural production and real estate	92,077	84,824	77,631
Consumer and margin loans	1,950	896	6,843
Loans receivable	11,034,682	10,608,551	10,438,388
Less: Allowance for credit losses on loans	83,301	93,330	84,386
Loans receivable, net	$10,951,381	$10,515,221	$10,354,002

Loans held for sale (4)	3,873,012	4,129,329	3,771,510
Total loans, net of allowance	$14,824,393	$14,644,550	$14,125,512

(1)     Includes $0.8 billion, $0.8 billion and $1.2 billion of All-In-One © first-lien home equity lines of credit as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

(2)     Includes $0.9 billion, $0.9 billion and $0.9 billion of revolving  lines of credit collateralized primarily by mortgage servicing rights as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

(3)     Includes only $19.5 million, $19.6 million and $18.7 million of non-owner occupied commercial real estate as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

(4)    The warehouse portfolio is exclusively made up of loans to residential and multi-family mortgage bankers that are funding agency-eligible mortgages and commercial loans, which represent all of the Company's loans to non-depository institutions.

	Loan Credit Risk Profile
	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	%	Amount	%	Amount	%
Pass	$10,526,493	95.4%	$10,026,354	94.5%	$9,741,087	93.4%
Special mention	204,918	1.9%	155,716	1.5%	379,969	3.6%
Substandard	303,271	2.7%	426,481	4.0%	317,332	3.0%
Critcized loans	508,189	4.6%	582,197	5.5%	697,301	6.6%
Total loans receivable	$11,034,682	100.0%	$10,608,551	100.0%	$10,438,388	100.0%
Charge-offs (year-to-date)	$124,116		$86,070		$10,587
Recoveries (year-to-date)	$127		$51		$136

	Nonperforming Loans
	December 31,	September 30,	December 31,
	2025	2025	2024
Nonaccrual loans	$197,812	$282,168	$279,716
90 days past due and still accruing	-	16,100	6
Total nonperforming loans	$197,812	$298,268	$279,722
Other real estate owned	60,145	4,347	8,209
Total nonperforming assets	$257,957	$302,615	$287,931
Nonperforming loans to total loans receivable	1.79%	2.81%	2.68%
Nonperforming assets to total assets	1.33%	1.56%	1.53%

	Delinquent Loans
	December 31,	September 30,	December 31,
	2025	2025	2024
Delinquent loans:
Loans receivable	$206,561	$324,580	$292,263
Loans held for sale	265	11,665	32,343
Total delinquent loans	$206,826	$336,245	$324,606
Total loans receivable and loans held for sale	$14,907,694	$14,737,880	$14,209,898
Delinquent loans to total loans	1.39%	2.28%	2.28%

Supplemental Results

(Unaudited)

($ in thousands)

	Deposits
	December 31,	September 30,	December 31,
	2025	2025	2024
Noninterest-bearing deposits
Core demand deposits	$604,081	$399,814	$239,005

Interest-bearing deposits
Demand deposits:
Core demand deposits	$6,207,814	$7,681,422	$4,319,512
Brokered demand deposits	600,000	—	—
Total interest-bearing demand deposits	6,807,814	7,681,422	4,319,512
Money market/savings deposits:
Core money market/savings deposits	3,566,523	3,788,707	3,442,111
Brokered money market/savings deposits	201,010	660	859
Total money market/savings deposits	3,767,533	3,789,367	3,442,970
Certificates of deposit:
Core certificates of deposits	905,448	920,689	1,385,270
Brokered certificates of deposits	956,316	1,143,413	2,533,219
Total certificates of deposits	1,861,764	2,064,102	3,918,489

Total interest-bearing deposits	12,437,111	13,534,891	11,680,971

Total deposits	$13,041,192	$13,934,705	$11,919,976

Total core deposits	$11,283,866	$12,790,632	$9,385,898
Total brokered deposits	$1,757,326	$1,144,073	$2,534,078
Total deposits	$13,041,192	$13,934,705	$11,919,976